Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3 and related Prospectus of NorthWest Indiana Bancorp for the registration of 200,000 shares of its common stock and to the incorporation by reference therein of our report dated March 13, 2007, relating to the consolidated financial statements of NorthWest Indiana Bancorp included in its Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission.

South Bend, Indiana	/s/ Crowe Chizek and Company LLC
July 19, 2007